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                                 EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 27, 2001, included in this Annual Report on Form 10-K, into PTEK HOLDINGS, INC.'s previously filed Registration Statements (Files Nos. 333-51380, 333-11281, 333-17593, 333-29787, 333-36557, 333-39693, 333-52357, 333-79599,
333-87635-333-89891, 333-67292, and 333-57698). It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

/s/ Arthur Andersen LLP


Atlanta, Georgia
March 27, 2002